SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 7, 2006 (August 31, 2006)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 212-4530

 Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT

Background

On October 5, 2005, WinWin Gaming, Inc. (“WinWin”), reported its entry on September 30, 2005, into a joint venture agreement (the “Original JV Agreement”) with Solidus Networks, Inc., d/b/a PayByTouch Solutions (“Solidus”). Pursuant to the Original JV Agreement, and a related secured promissory note and security agreement, as subsequently amended, Solidus loaned WinWin $2.5 million (the “Loan”) and WinWin granted Solidus a security interest in all of WinWin's assets.

On April 20, 2006, WinWin reported (the “April 20th Report”) the parties’ amendment and restatement of the Original JV Agreement, pursuant to an amended and restated joint venture agreement (the “First Restated JV Agreement”). As described in further detail in the April 20th Report, upon the occurrence of the first closing under the First Restated JV Agreement, the parties would convert the outstanding obligations of WinWin to Solidus under the note into shares of WinWin’s Series A Preferred Stock, to be authorized pursuant to a certain Amended and Restated Certificate of Incorporation (the “Original Restated Charter”), which was required by the First Restated JV Agreement to become effective as a condition to the first closing. In addition, Solidus would acquire additional shares of Series A Preferred Stock in exchange for the issuance of certain securities of Solidus at the first closing, and pursuant to a second closing, Solidus could purchase additional shares of Series A Preferred Stock, at Solidus’ option, for any combination of such securities of Solidus and cash as Solidus elected. Furthermore, the Original Restated Charter would have given Solidus the right to require that WinWin repurchase or redeem all of the outstanding shares of WinWin’s common stock, for a price to be determined as set forth therein, thereby permitting Solidus to become the sole stockholder of WinWin, on terms described in further detail in the April 20th Report (such right being referred to hereinafter as the “Redemption Right”).

On August 31, 2006, WinWin and Solidus amended and restated the First Restated JV Agreement (the “Second Restated JV Agreement”), to modify certain features of the transactions contemplated under the First Restated JV Agreement. The Second Restated JV Agreement (i) eliminates the Redemption Right, (ii) provides for the designation of a series of preferred stock, the “Series A-1 Preferred Stock,” having substantially identical rights as the Series A Preferred Stock, pursuant to the filing of a certificate of designation with the Delaware Secretary of State (the “Certificate of Designation”) and (iii) provides for the adoption and filing of an Amended and Restated Certificate of Incorporation (the “Restated Charter”), at which time all shares of Series A-1 Preferred Stock would be converted to Series A Preferred Stock, as soon as practicable following the occurrence of the first closing and compliance with applicable regulatory requirements. As a result of these amendments, the possibility that the series of transactions contemplated by the First Restated JV Agreement could result in a buy-out of all outstanding shares of WinWin Common Stock was eliminated, and the parties were able to consummate the first closing, providing for the issuance of the Series A-1 Preferred Stock rather than Series A Preferred Stock, prior to the effectiveness of the Restated Charter or the delivery to the stockholders of an Information Statement with respect thereto. The material terms of the Second Restated JV Agreement and the transactions contemplated thereby are described in further detail below.

The Second Amended and Restated Joint Venture Agreement

Closings and Closing Conditions

Pursuant to the Second Restated JV Agreement, WinWin agreed to sell to Solidus, and Solidus agreed to purchase from WinWin, shares of WinWin’s Series A-1 Preferred Stock, and, at Solidus’ option, WinWin’s Series A Preferred Stock. The Series A-1 Preferred Stock, which is initially convertible into shares of Common Stock at a ratio of one hundred shares of Common Stock for each share of Series A-1 Preferred Stock, was issued at the first closing contemplated by the Second Restated JV Agreement, which occurred on August 31, 2006 (the “First Closing”), at a purchase price of $79.10 per share. The Series A-1 Preferred Stock, which is initially convertible into shares of Common Stock at a ratio of ten shares of Common Stock for each share of Series A Preferred Stock, will be issued at the second closing contemplated by the Second Restated JV Agreement (the “Second Closing”) at a purchase price of $7.91 per share.

Each of the two closings described above is subject to several closing conditions, which are described in more detail below. At the First Closing, Solidus acquired from WinWin 149,401 shares of Series A-1 Preferred Stock (the “Initial WinWin Shares”), which represents 19% of the outstanding capital stock of WinWin on an as-converted-to-common basis as of the First Closing. Solidus paid for the Initial WinWin Shares by (i) canceling all principal and accrued interest on the promissory note evidencing the Loan and (ii) issuing to WinWin 1,829,336 shares of Solidus’ Series C Preferred Stock at a deemed value of $5.00 per share.

The First Closing was subject to the satisfaction or waiver of several closing conditions, including the following conditions:

•	the execution and delivery of an investment option agreement (described below);

•	an increase in the authorized number of WinWin’s board of directors to seven, with at least two vacancies;

•	the execution and delivery of a registration rights agreement (described below);

•
the approval by WinWin’s board of directors of (a) the designation of 6,000,000 of the 10,000,000 shares of preferred stock currently authorized by WinWin’s Certificate of Incorporation as “Series A-1 Preferred Stock” and (b) the filing by WinWin of the Certificate of Designation; and

•	other customary conditions.

At the Second Closing, which is to occur, at Solidus' option at any time within one year of the First Closing, if at all, Solidus may acquire from WinWin a number of shares of Series A-1 Preferred Stock or Series A Preferred Stock, depending on whether the Restated Charter, as further described below, shall have become effective, sufficient for Solidus to increase its ownership interest in WinWin to thirty-five percent (35%) of WinWin’s capital stock on a fully diluted, as-converted-to-common basis. Solidus may pay the purchase price for these second closing shares either in cash, through the issuance of shares of Solidus’ Series C Preferred Stock with a deemed value of $5.00 per share, or a combination of both. The Second Closing is also subject to the satisfaction or waiver of closing conditions, including, the execution and delivery of a sales representative agreement (described below), and additional customary conditions.

Covenants

WinWin agreed to various covenants in the Second Restated JV Agreement. Among other things, these covenants impose obligations on WinWin to make required filings under state and federal securities laws, to obtain the requisite stockholder vote to amend WinWin’s certificate of incorporation, to provide Solidus with access to WinWin’s senior management, accountants, records and other documents, and to provide Solidus with financial and other information regarding WinWin.

Other material covenants and obligations of WinWin under the Second Restated JV Agreement, include the following:

Restated Charter. WinWin will seek the written consent of the stockholders of WinWin to the adoption of the Restated Charter creating the Series A Preferred Stock with the rights described below, and will file such Restated Charter with the Secretary of State of the State of Delaware. Upon the filing of the Restated Charter, all outstanding shares of Series A-1 Preferred Stock will be converted automatically into shares of Series A Preferred Stock at a ratio of ten shares of Series A Preferred Stock for each share of Series A-1 Preferred Stock. The terms of the Restated Charter and the Series A Preferred Stock to be created thereunder are described below.

Board of Directors. At the request of Solidus, WinWin’s board must nominate two directors designated by Solidus for election to the board of directors of WinWin, and during any period when Solidus has the right to elect board members, but has not done so, WinWin must maintain at least two vacancies on its board of directors.

Cooperation. Until December 31, 2006, WinWin is obligated to provide Solidus with physical and logistical support for Solidus’ entry into China, including providing access to WinWin’s distribution channels and lawful contacts with government officials and making available without charge a limited amount of office space in Shanghai. Under the terms of the cooperation covenants, Solidus is required to provide WinWin with reasonable support and assistance in (i) promoting WinWin's products, services and technologies and (ii) obtaining financing. In addition, both parties must use commercially reasonable efforts to identify and exploit opportunities for the benefit of both parties.

Financial Covenant. If at any time WinWin or its accountants determine that WinWin has a material weakness in its internal controls over financial reporting, WinWin must promptly provide notice of this determination to Solidus and, upon the written request of Solidus, remediate the material weakness within three months of the determination, provided that WinWin has available funds (as defined in the Second Restated JV Agreement) to do so or that Solidus agrees to reimburse the reasonable costs of the remediation above specified levels.

Negative Pledge. WinWin has agreed not to sell, transfer, pledge or otherwise encumber WinWin’s rights in the shares of Solidus’ Series C Preferred Stock that it has acquired or may acquire under the Second Restated JV Agreement. WinWin is also obligated to maintain, preserve and defend its title to the those shares. This covenant expires on the date, following an initial public offering of Solidus, on which any lockup or market standoff restrictions applicable to Solidus shares expire.

Termination

The Second Restated JV Agreement will terminate upon the mutual agreement of the parties.

Indemnification

The representations and warranties set forth in the amended and restated joint venture agreement expire one year following the closing at which the representations and warranties are made. Each party indemnifies the other party for inaccuracies in representations and warranties as of the date of the agreement and as of each closing date. Each party has the right to claw back the securities that it delivered to the other party under the Second Restated JV Agreement that are sufficient to satisfy the damages that constitute the basis for the indemnification claim. Before Solidus can make an indemnification claim to recover damages under the agreement, the extent of the damages must be at least $50,000 in the aggregate. Once the $50,000 threshold is achieved, then Solidus would be able to seek indemnification for the entire amount of damages going back to the first dollar of damages. Each party’s maximum indemnification liability under the agreement is limited by the deemed value of the securities exchanged by that party under the agreement.

The Amended and Restated Voting Agreements

On August 31, 2006, stockholders of WinWin holding approximately 43% of the issued and outstanding common stock of WinWin entered into amended and restated voting agreements (the “Restated Voting Agreements”), pursuant to which, each such stockholder agreed not to transfer, pledge, otherwise encumber or dispose of their stock. They also agreed to vote their shares in favor of the Restated Charter. The Restated Voting Agreements will terminate on the earlier to occur of (i) the date that the Second Restated JV Agreement terminates in accordance with its terms, and (ii) the date of the Second Closing under the Second Restated JV Agreement.

The Ancillary Agreements

As noted above, at or prior to the First Closing, WinWin (a) filed the Certificate of Designation, (b) entered into a registration rights agreement with Solidus (the “Registration Rights Agreement”) and (c) granted to Solidus an investment option (the “Investment Option”). Following the First Closing, WinWin will seek stockholder approval of and file the Restated Charter and will commence negotiation of a sales representation agreement with Solidus (the “Sales Representative Agreement”). Each of these agreements and instruments are described below.

The Amended and Restated Certificate of Incorporation

As a condition to the First Closing under the Second Restated JV Agreement, WinWin filed the Certificate of Designation with the Secretary of State of the State of Delaware on August 31, 2006 to create WinWin’s Series A-1 Preferred Stock.

Terms of the WinWin Series A-1 Preferred Stock. The Certificate of Designation established a new series of WinWin preferred stock consisting of 6,000,000 shares designated as “Series A-1 Preferred Stock”. The Series A-1 Preferred Stock has the following attributes:

•	The Series A-1 Preferred Stock ranks senior to any other class or series of WinWin stock with respect to dividend and liquidation rights.

•
The Series A-1 Preferred Stock is entitled to non-cumulative dividends, payable at a rate per annum equal to 8% of the $79.10 per share original issue price, when and if declared by the board of directors of WinWin.

•
Holders of Series A-1 Preferred Stock are entitled to distributions upon liquidation in the amount of the $79.10 per share original issue price plus an additional amount equal to 8% of the original issue price per year and any declared but unpaid dividends.

•
The Series A-1 Preferred Stock votes together with all other classes of capital stock of the company on an as-converted-to-common basis. The holders of the Series A-1 Preferred Stock voting as a separate class are also entitled to elect two directors of WinWin.

•
As long as at least 85% of the shares of Series A-1 Preferred Stock first issued remain outstanding, holders of a majority of the shares of Series A-1 Preferred Stock outstanding have the right to veto:

o	Any alteration or change of the rights, preferences or privileges of the Series A-1 Preferred Stock;

o	The creation of any new series of stock that is senior or on parity with the Series A-1 Preferred Stock with respect to redemption, voting, dividends or distribution of assets upon a liquidation;

o	The creation of any new class of stock unless the shares of that new class of stock are subject to the purchase option and redemption rights of the certificate of incorporation;

o	The repurchase or redemption of any shares of common stock, except in specified instances;

o	Any business combination or sale of a controlling interest by WinWin of any of its subsidiaries or the sale of all or substantially all of WinWin’s assets;

o	A voluntary dissolution or liquidation;

o
Any amendment or waiver of any provision of WinWin’s certificate of incorporation or bylaws relative to the Series A-1 Preferred Stock or relating to an increase in the authorized number of shares of common stock;

o	The payment or declaration of any dividend or the making of any other distribution on any shares of common or preferred stock; or

o	The authorization or issuance of any additional shares of Series A-1 Preferred Stock or equity securities convertible, directly or indirectly, into additional shares of Series A-1 Preferred Stock.

•
The Series A-1 Preferred Stock is convertible, at any time, into WinWin common stock at a ratio of 100 shares of WinWin common stock for each share, subject to adjustment. The conversion ratio is subject to adjustment for dilutive issuances (i.e., issuances of common stock or common stock equivalents below $0.79 per share) on a weighted average basis, subject to specified exceptions. In addition, if certain specified warrants are exercised, then upon conversion of the Series A-1 Preferred Stock additional shares of common stock would be issuable in an amount that is equal to 66% of each share issued upon exercise of those warrants.

•
WinWin is required to reserve at all times sufficient common stock for the purpose of effecting the conversion of the Series A-1 Preferred Stock; provided, however, that no Series A-1 Preferred Stock may be converted into WinWin common stock unless and until WinWin has available sufficient authorized but unissued shares of WinWin common stock for the purpose of effecting such a conversion.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, upon the request of Solidus, WinWin would become obligated to register under the Securities Act in up to two separate registrations, the common stock underlying the shares of Series A-1 Preferred Stock or Series A Preferred Stock issued to Solidus and any other shares of common stock issued to Solidus under the Second Restated JV Agreement. The Registration Rights Agreement also gives Solidus customary piggyback registration rights and the right to require WinWin to effect up to an additional two registrations if WinWin is eligible to use Form S-3. In addition, Solidus has a right of first offer to acquire any new securities that WinWin issues other than with respect to certain specified issuances.

Investment Option Agreement

WinWin granted to Solidus an option, prior to the effective date of the Restated Charter, to purchase a number of shares of Series A-1 Preferred Stock, and from and after the effective date of the Restated Charter, to purchase a number of shares of Series A Preferred Stock that, together with other securities held by Solidus at the time of exercise, will be sufficient to give Solidus ownership of up to eighty percent (80%) of the outstanding common stock of WinWin on an as-converted-to-common basis following such exercise. The purchase price under the investment option agreement is payable by Solidus either in cash, free-trading stock of Solidus, or a combination of both. The fair market value purchase price will be determined either by agreement of the parties or, failing such agreement, by an appraisal procedure conducted at the time of Solidus’ exercise of the option. The option is exercisable at any time from the date of the investment option agreement until the third anniversary of the First Closing; provided, however, that the option would automatically terminate upon the closing of the sale of all or substantially all of the assets of Solidus, or upon the closing of a merger, consolidation or similar transaction in which the stockholders of Solidus as of immediately prior to the transaction do not hold a majority of the voting power of the surviving company as of immediately following such transaction. The option is not assignable or transferable unless WinWin consents to any assignment or transfer.

The Restated Charter

As soon as practicable following the First Closing, WinWin must amend and restate its certificate of incorporation to, among other things, (i) increase the number of authorized shares of WinWin’s capital stock to 750,000,000 shares of authorized common stock and 60,000,000 shares of authorized preferred stock and (ii) create a class of preferred stock to be designated as WinWin’s Series A Preferred Stock (such amended and restated certificate of incorporation being referred to herein as the “Restated Charter”).

Terms of the WinWin Series A-1 Preferred Stock and Series A Preferred Stock. The Restated Charter, when filed, will establish a new series of WinWin preferred stock consisting of 60,000,000 shares that will be designated as “Series A Preferred Stock.” Upon the filing of the Restated Charter, the Series A-1 Preferred Stock will be automatically converted into Series A Preferred Stock at a ratio of ten shares of Series A Preferred Stock per share of Series A-1 Preferred Stock. The Series A Preferred Stock will have the following attributes:

•
The Series A Preferred Stock is entitled to non-cumulative dividends, payable at a rate per annum equal to 8% of the $7.91 per share original issue price, when and if declared by the board of directors of WinWin.

•
Holders of Series A Preferred Stock will be entitled to distributions upon liquidation in the amount of the $7.91 per share original issue price plus an additional amount equal to 8% of the original issue price per year and any declared, but unpaid dividends.

•	The Series A Preferred Stock is convertible, at any time, into WinWin common stock at a ratio of 10 shares of WinWin common stock for each share, subject to adjustment.

•	All other rights, preferences and privileges of the Series A Preferred Stock are similar to those of the Series A-1 Preferred Stock, as described above.

Sales Representative Agreement

Following the First Closing, WinWin and Solidus will negotiate a sales representative agreement on terms and conditions substantially similar to those described in the term sheet attached as Exhibit C to the Second Restated JV Agreement. Those terms include the following:

•	Solidus will appoint WinWin as a non-exclusive marketing partner in China;

•	WinWin, at its own expense, will use its best efforts to market Solidus’ products; and

•	WinWin would be entitled to a mutually agreeable fee based upon the revenues received from Solidus customers that WinWin signs up.

The foregoing description of the terms of the Second Restated JV Agreement, the Registration Rights Agreement, the Investment Option Agreement and the Restated Voting Agreements, is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.1 through 10.4. A copy of the Company’s press release regarding the Second Restated JV Agreement is also attached hereto and is incorporated herein by reference.

ITEM 3.02  SALE OF UNREGISTERED SECURITIES.

On August 31, 2006, WinWin entered into a Second Amended and Restated Joint Venture Agreement (the “Second Restated JV Agreement”) with Solidus Networks, Inc., d/b/a PayByTouch Solutions (“Solidus”), pursuant to which WinWin issued to Solidus 149,401 shares of WinWin’s Series A-1 Preferred Stock, which represents 19% of the outstanding capital stock of WinWin on an as-converted-to-common basis. For details regarding the issuance of shares to Solidus, see Item 1.01 above, which is incorporated herein by reference.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Joint Venture Agreement, dated as of August 31, 2006, by and between Solidus Networks, Inc. and WinWin Gaming, Inc.

10.2	Registration Rights Agreement, dated as of August 31, 2006, by and between WinWin Gaming Inc. and Solidus Networks, Inc.

10.3	Investment Option Agreement, dated as of August 31, 2006, by and between WinWin Gaming Inc. and Solidus Networks, Inc.

10.4
Form of Amended and Restated Voting Agreement, Irrevocable Proxy and Form of Stockholders Written Consent, dated as of August 31, 2006, by and among WinWin Gaming Inc., Solidus Networks, Inc., and certain stockholders of WinWin Gaming, Inc.

99	Press Release of WinWin Gaming, Inc., dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006

WINWIN GAMING, INC.

By: /s/ Martie Vlcek
Martie Vlcek, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Joint Venture Agreement, dated as of August 31, 2006, by and between Solidus Networks, Inc. and WinWin Gaming, Inc.

10.2	Registration Rights Agreement, dated as of August 31, 2006, by and between WinWin Gaming Inc. and Solidus Networks, Inc.

10.3	Investment Option Agreement, dated as of August 31, 2006, by and between WinWin Gaming Inc. and Solidus Networks, Inc.

10.4
Form of Amended and Restated Voting Agreement, Irrevocable Proxy and Form of Stockholders Written Consent, dated as of August 31, 2006, by and among WinWin Gaming Inc., Solidus Networks, Inc., and certain stockholders of WinWin Gaming, Inc.

99	Press Release of WinWin Gaming, Inc., dated September 5, 2006.